UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2022

NIELSEN HOLDINGS PLC

(Exact name of Registrant as Specified in its Charter)

England and Wales	001-35042	98-1225347
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

675 Avenue of the Americas New York, New York 10010	5th Floor Endeavor House 189 Shaftesbury Avenue London, WC2H 8JR
(Address of Principal Executive Offices)

+1 (410) 717-7134

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary shares, par value €0.07 per share	NLSN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

The second and third paragraphs of Item 8.01 of this Current Report on Form 8-K are incorporated by reference into this Item 1.01.

Item 8.01	Other Events

On September 8, 2022, Nielsen Holdings plc, a public limited company formed under the laws of England and Wales (the “Company”), announced that, according to information provided by D.F. King & Co., Inc., the Information and Tender Agent for the Offerors’ (as defined below) previously announced cash tender offers (collectively, the “Tender Offer”) and consent solicitations (collectively, the “Consent Solicitation”), as of 5:00 p.m., New York City time, on September 7, 2022, the Offerors had received tenders and consents from holders of $477,344,000 in aggregate principal amount of The Nielsen Company (Luxembourg) S.à r.l.’s (the “Luxembourg Issuer”) outstanding 5.000% Senior Notes due 2025 (the “2025 Notes”), representing approximately 95.47% of the total outstanding principal amount of the 2025 Notes, and tenders and consents from holders of $922,135,000 in aggregate principal amount of Nielsen Finance LLC and Nielsen Finance Co.’s (together, the “US Issuers” and, together with the Luxembourg Issuer, the “Offerors”) outstanding 5.625% Senior Notes due 2028 (the “2028 Notes”), representing approximately 92.21% of the total outstanding principal amount of the 2028 Notes, from holders of $617,305,000 in aggregate principal amount of the US Issuers’ 4.500% Senior Notes due 2029 (the “2029 Notes”), representing approximately 98.77% of the total outstanding principal amount of the 2029 Notes, from holders of $693,770,000 in aggregate principal amount of the US Issuers’ 5.875% Senior Notes due 2030 (the “2030 Notes”), representing approximately 92.50% of the total outstanding principal amount of the 2030 Notes and from holders of $609,817,000 in aggregate principal amount of the US Issuers’ 4.750% Senior Notes due 2031 (the “2031 Notes” and collectively with the 2025 Notes, 2028 Notes, 2029 Notes and 2030 Notes, the “Notes”), representing approximately 97.57% of the total outstanding principal amount of the 2031 Notes.

Having received the requisite consents from the holders of each series of Notes to the proposed amendments to the indenture governing such series of Notes (the “Proposed Amendments”), the Luxembourg Issuer and Deutsche Bank Trust Company Americas, in its capacity as trustee (the “Trustee”), entered into the Tenth Supplemental Indenture, dated as of September 7, 2022, which amends and supplements the Indenture, dated as of January 31, 2017, as amended and supplemented through the date hereof, governing the 5.000% Senior Notes due 2025 (the “2025 Notes Supplemental Indenture”), and concurrently, the US Issuers and the Trustee entered into the following supplemental indentures to also effect the Proposed Amendments: (i) the First Supplemental Indenture, dated as of September 7, 2022, which amends and supplements the Indenture, dated as of September 24, 2020, relating to the 5.625% Senior Notes due 2028 (the “2028 Notes Supplemental Indenture”); (ii) the First Supplemental Indenture, dated as of September 7, 2022, which amends and supplements the Indenture, dated as of May 28, 2021, relating to the 4.500% Senior Notes due 2029 (the “2029 Notes Supplemental Indenture”); (iii) the First Supplemental Indenture, dated as of September 7, 2022, which amends and supplements the Indenture, dated as of September 24, 2020, relating to the 5.875% Senior Notes due 2030 (the “2030 Notes Supplemental Indenture”); and (iv) the First Supplemental Indenture, dated as of September 7, 2022, which amends and supplements the Indenture, dated as of May 28, 2021, relating to the 4.750% Senior Notes due 2031 (the “2031 Notes Supplemental Indenture,” collectively with the 2025 Notes Supplemental Indenture, the 2028 Notes Supplemental Indenture, the 2029 Notes Supplemental Indenture and the 2030 Notes Supplemental Indenture, the “Supplemental Indentures”). The Proposed Amendments eliminate the requirement to make a “Change of Control Offer” in connection with the acquisition of the Company pursuant to the Transaction Agreement, dated March 28, 2022, as amended on August 19, 2022, by and among the Company, Neptune Intermediate Jersey Limited and Neptune BidCo US Inc., as further amended from time to time, and make certain other customary changes for a privately-held company to the “Change of Control” provisions in the indentures governing the Notes. Each Supplemental Indenture provides that the Proposed Amendments will not become operative unless and until the Luxembourg Issuer or the US Issuers, as applicable, notify the Trustee of the applicable indenture that the Notes under such Indenture, representing at least a majority in aggregate principal amount of the respective Notes outstanding under such Indenture, that were validly tendered (and not validly withdrawn) have been accepted for purchase by the Offerors pursuant to the terms of the Tender Offer and Consent Solicitation.

Copies of the 2025 Notes Supplemental Indenture, the 2028 Notes Supplemental Indenture, the 2029 Notes Supplemental Indenture, the 2030 Notes Supplemental Indenture and the 2031 Notes Supplemental Indenture are attached to this Current Report on Form 8-K as Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5, respectively, and such Exhibits are incorporated by reference herein.

As a result of the Offerors and the Trustee entering into the Supplemental Indentures, the Offerors terminated their previously announced change of control offers for all of the outstanding Notes, which offers were separate from the Tender Offer and Consent Solicitation.

A copy of the press release issued by the Company announcing the completion of the Consent Solicitation, the execution of the Supplemental Indentures and the termination of the change of control offers is attached to this Current Report on Form 8-K as Exhibit 99.1, and such Exhibit is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following is filed as an exhibit to this report:

Exhibit No.	Description of Exhibit

4.1	Tenth Supplemental Indenture, dated as of September 7, 2022, among The Nielsen Company (Luxembourg) S.à r.l. and Deutsche Bank Trust Company Americas, as trustee (relating to the 5.000% Senior Notes due 2025).

4.2	First Supplemental Indenture, dated as of September 7, 2022, among Nielsen Finance LLC, Nielsen Finance Co. and Deutsche Bank Trust Company Americas, as trustee (relating to the 5.625% Senior Notes due 2028).

4.3	First Supplemental Indenture, dated as of September 7, 2022, among Nielsen Finance LLC, Nielsen Finance Co. and Deutsche Bank Trust Company Americas, as trustee (relating to the 4.500% Senior Notes due 2029).

4.4	First Supplemental Indenture, dated as of September 7, 2022, among Nielsen Finance LLC, Nielsen Finance Co. and Deutsche Bank Trust Company Americas, as trustee (relating to the 5.875% Senior Notes due 2030).

4.5	First Supplemental Indenture, dated as of September 7, 2022, among Nielsen Finance LLC, Nielsen Finance Co. and Deutsche Bank Trust Company Americas, as trustee (relating to the 4.750% Senior Notes due 2031).

99.1	Press release, issued September 8, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This Current Report on Form 8-K includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements include those set forth above relating to the proposed transaction as well as those that may be identified by words such as “will,” “intend,” “expect,” “anticipate,” “should,” “could” and similar expressions. These statements are subject to risks and uncertainties, and actual results and events could differ materially from what presently is expected, including regarding the proposed transaction and Nielsen ONE. Factors leading thereto may include, without limitation, the risks related to Ukraine conflict or the COVID-19 pandemic on the global economy and financial markets, the uncertainties relating to the impact of the Ukraine conflict or the COVID-19 pandemic on Nielsen’s business, the failure of Nielsen’s new business strategy in accomplishing Nielsen’s objectives, economic or other conditions in the markets Nielsen is engaged in, impacts of actions and behaviors of customers, suppliers and competitors, technological developments, as well as legal and regulatory rules and processes affecting Nielsen’s business, the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could reduce anticipated benefits or cause the parties to abandon the proposed transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement entered into pursuant to the proposed transaction (the “Agreement”), the risk that the parties to the Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Nielsen’s ordinary shares, the risk of any unexpected costs or expenses resulting from the proposed transaction, the risk of any litigation relating to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Nielsen to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, shareholders and other business relationships and on its operating results and business generally, the risk the pending proposed transaction could distract management of Nielsen, and other specific risk factors that are outlined in Nielsen’s disclosure filings and materials, which you can find on http://www.nielsen.com/investors, such as its 10-K, 10-Q and 8-K reports that have been filed with the Securities and Exchange Commission (the “SEC”). Please consult these documents for a more complete understanding of these risks and uncertainties. This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of these materials, and Nielsen assumes no obligation to update any written or oral forward-looking statement made by Nielsen or on its behalf as a result of new information, future events or other factors, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2022	NIELSEN HOLDINGS PLC

	By:	/s/ Jennifer Meschewski
Jennifer Meschewski Secretary